UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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BankAtlantic Bancorp, Inc.

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BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

April   , 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc., which will be held on May 19, 2009 at 11:00 a.m., local time, at the BankAtlantic Support Center, 2100 W. Cypress Creek Road, Fort Lauderdale, FL 33309.

Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2009

Notice is hereby given that the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the “Company”) will be held at the BankAtlantic Support Center, 2100 W. Cypress Creek Road, Fort Lauderdale, FL 33309 on May 19, 2009, commencing at 11:00 a.m., local time, for the following purposes:

1. To elect three directors to the Company’s Board of Directors to serve until the Annual Meeting in 2012.

2. To approve an amendment to the Company’s Restated Articles of Incorporation increasing the number of authorized shares of the Company’s Class A Common Stock from 30,000,000 shares to   ,000,000 shares.

3. To approve an amendment to the Company’s 2005 Restricted Stock and Option Plan.

4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only shareholders of record at the close of business on April 2, 2009 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
April   , 2009

IMPORTANT:

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSALS AT THE ANNUAL MEETING
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
Appendix A
Appendix B

BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BankAtlantic Bancorp, Inc. (the “Company,” “we,” “us” or “our”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the BankAtlantic Support Center, 2100 W. Cypress Creek Road, Fort Lauderdale, FL 33309 on May 19, 2009, at 11:00 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are being mailed to shareholders on or about April 29, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including the election of directors, the amendment to the Company’s Restated Articles of Incorporation, the amendment to the Company’s 2005 Restricted Stock and Option Plan and any other matters which may properly be brought before the meeting. Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on April 2, 2009 (sometimes referred to herein as the “record date”) may vote at the meeting.

On April 2, 2009, 10,283,906 shares of Class A Stock and 975,225 shares of Class B Stock were outstanding and, thus, are eligible to vote at the meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of the Class A Stock and BFC Financial Corporation (“BFC”), the sole holder of the Class B Stock, will vote as one class on each of the matters to be voted upon at the meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Stock, which represents in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Restated Articles of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 9.35 votes on each matter.

In addition to the approval of the holders of Class A Stock and Class B Stock voting as one class on the amendment to the Company’s Restated Articles of Incorporation, the terms of the Company’s Restated Articles of Incorporation also require that BFC, as the sole holder of the Class B Stock, separately approve the amendment. The Company has been advised by BFC that it will vote its shares of Class A Stock and Class B Stock in favor of the amendment to the Company’s Restated Articles of Incorporation.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of shares of Class A Stock and Class B Stock representing a majority of the aggregate voting power of such stock as of the record date will constitute a quorum, permitting the conduct of business at the meeting. In addition, the presence at the meeting, in person or by proxy, of BFC, the sole holder of the Class B Stock, will be required to constitute a quorum with respect to the vote on the amendment to the Company’s Restated Articles of Incorporation.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card or you may vote your shares at the meeting by completing a ballot at the meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares at the meeting.

Shareholders who wish to attend the meeting may contact the Company’s Investor Relations department at (954) 940-5300 for directions.

Even if you currently plan to attend the meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee, as described above, so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 7.

In addition, you may vote for or against, or you may abstain from voting on, each of the proposal to approve the amendment to the Company’s Restated Articles of Incorporation and the proposal to approve the amendment to the Company’s 2005 Restricted Stock and Option Plan. The proposal related to the amendment to the Company’s Restated Articles of Incorporation is described in this Proxy Statement beginning on page 25. The proposal related to the amendment to the Company’s 2005 Restricted Stock and Option Plan is described in this Proxy Statement beginning on page 26.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR all of the nominees for director, FOR the approval of the amendment to the Company’s Restated Articles of Incorporation and FOR the approval of the amendment to the Company’s 2005 Restricted Stock and Option Plan.

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR all of the nominees for director, FOR the approval of the amendment to the Company’s Restated Articles of Incorporation and FOR the approval of the amendment to the Company’s 2005 Restricted Stock and Option Plan.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date. Third, you can attend the meeting and vote in person. Attendance at the meeting will not in and of itself constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker or nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For the approval of the amendment to the Company’s Restated Articles of Incorporation, we must receive the affirmative vote of the holders of a majority of the votes entitled to be cast on the proposal by holders of Class A Stock and Class B Stock voting together as one class, as well as the separate approval of BFC, the sole holder of the Class B Stock. Abstentions will effectively count as votes against the approval of the amendment to the Company’s Restated Articles of Incorporation. The Company has been advised by BFC that it will vote its shares in favor of the amendment to the Company’s Restated Articles of Incorporation.

For the approval of the amendment to the Company’s 2005 Restricted Stock and Option Plan, we must receive the affirmative vote of the holders of a majority of the votes entitled to be cast on the proposal by holders of Class A Stock and Class B Stock voting together as one class. Abstentions will effectively count as votes against the approval of the amendment to the Company’s 2005 Restricted Stock and Option Plan.

If my shares are held in “street name” by my broker or other nominee, will my broker or nominee vote my shares for me?

If you hold your shares in “street name” through a broker or other nominee, whether the broker may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on the election of directors and the amendment to the Company’s Restated Articles of Incorporation if no voting instructions with respect to such proposals are furnished. However, under the rules of the New York Stock Exchange, your broker will not have discretion to vote your shares with respect to the amendment to the Company’s 2005 Restricted Stock and Option Plan if you do not provide voting instructions with respect to such proposal to your broker. This is called a “broker non-vote.” Broker non-votes, which are not considered as votes in favor of or against a proposal, also include votes with respect to which your broker elects not to exercise its discretionary voting authority. Broker non-votes will have no effect on the election of directors, but will effectively count as votes against the amendment to the Company’s Restated Articles of Incorporation and against the amendment to the Company’s 2005 Restricted Stock and Option Plan.

Are there any other matters to be acted upon at the meeting?

We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Amended and Restated Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board undertook a review of each director’s independence and the facts underlying those determinations on February 10, 2009. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” They also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of these reviews was to determine whether any relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the listing standards of the New York Stock Exchange. As permitted by the listing standards of the New York Stock Exchange, the Board has determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business, (ii) serving on third party boards of directors with other members of the Board, (iii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues, and (iv) investments by directors in common with each other or the Company. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, and in accordance with the recommendations of the Nominating/Corporate Governance Committee, the Board affirmatively determined that D. Keith Cobb, Steven M. Coldren, Bruno L. Di Giulian, Mary E. Ginestra, Willis N. Holcombe, David A. Lieberman and Charlie C. Winningham, II, who together comprise a majority of the Company’s Board members, are independent directors within the meaning of the listing standards of the New York Stock Exchange and applicable law.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bankatlanticbancorp.com, and each is available in print without charge to any shareholder.

The Board of Directors met 15 times during 2008. Each member of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he or she served. In addition, all but one of the members of the Board attended the Annual Meeting of the Company’s Shareholders in 2008, although the Company has no formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of D. Keith Cobb, Chairman, Steven M. Coldren and David A. Lieberman. The Board has determined that all current members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable Security and Exchange Commission (“SEC”) regulations. Mr. Cobb, the Chairman of this committee, and Mr. Lieberman are each qualified as “audit committee financial experts” within the meaning of SEC regulations, and the Board has determined that each of them has “accounting and related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met nine times during 2008. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s internal audit group, periodically meets with management and the Company’s independent auditor to receive information concerning internal control over financial reporting and any deficiencies in such control, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included on page 31.

The Compensation Committee

The Compensation Committee consists of Steven M. Coldren, Chairman, Mary E. Ginestra, Charlie C. Winningham, II and Willis N. Holcombe. All of the members of the Compensation Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met eight times during 2008. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans. A report from the Compensation Committee is included on page 16.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Steven M. Coldren, Chairman, D. Keith Cobb, Bruno L. Di Giulian, Mary E. Ginestra and Charlie C. Winningham, II. All of the members of the Nominating/Corporate Governance Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange. The Nominating/Corporate Governance Committee met two times during 2008. The Nominating/Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

Generally, the Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new directors, the Committee seeks individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Amended and Restated Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the Company’s 2010 Annual Meeting, we must receive this notice between January 19 and February 18, 2010.

Executive Sessions of Non-Management and Independent Directors

On April 1 and September 9, 2008, the non-management directors of the Company met in executive sessions of the Board in which management directors and other members of management did not participate. D. Keith Cobb was selected to be the presiding director for these sessions. The non-management directors have scheduled future meetings to be held semi-annually, and may schedule additional meetings without management present as they determine to be necessary.

Director and Management Indebtedness

While the Company does not make loans to its executive officers or directors, BankAtlantic, the Company’s federal savings bank subsidiary, may make and only has made such loans in accordance with applicable law, which requires that all loans or extensions of credit by BankAtlantic to executive officers and directors of the Company be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary, BankAtlantic Bancorp, Inc., 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder of the Company, the letter should include a statement indicating such. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Company’s website at www.bankatlanticbancorp.com. The Company will post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website. During February 2008, the Company made ministerial amendments to the Code of Ethics, and the amended Code of Ethics is available on the Company’s website at www.bankatlanticbancorp.com.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has designated directors Winningham, Coldren, Ginestra and Holcombe, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. The Company’s executive officers are also executive officers of its subsidiary, BankAtlantic. All of the Company’s executive officers are compensated by BankAtlantic except Alan B. Levan, John E. Abdo and Valerie C. Toalson, who are compensated by the Company, and Susan D. McGregor, who is compensated by BFC as part of BFC’s shared services group. A portion of Ms. McGregor’s compensation is charged to the Company pursuant to its shared services arrangement with BFC, which is described in more detail below under “Certain Relationships and Related Transactions.” Officers compensated by BankAtlantic receive no additional compensation from the Company for services performed on behalf of BankAtlantic or the Company, except in the form of Company stock or stock options. Director Cobb also serves as a director of BFC and receives compensation for his services on BFC’s board and its committees, including BFC’s audit, compensation and nominating/corporate governance committees.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2008, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSALS AT THE ANNUAL MEETING

1)	PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Company’s Board of Directors currently consists of ten directors divided into three classes, each of which has a three year term expiring in annual succession. The Company’s Amended and Restated Bylaws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. A total of three directors will be elected at the Annual Meeting, all of whom will be elected for the term expiring in 2012.

Each of the nominees was recommended for nomination by the Nominating/Corporate Governance Committee and has consented to serve for the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING IN 2012:

JOHN E. ABDO	Director since 1984*

Mr. Abdo, age 65, is a director and Vice Chairman of the Company, BankAtlantic, BFC, Woodbridge Holdings Corporation (“Woodbridge”) and Bluegreen Corporation (“Bluegreen”). BFC is the controlling shareholder of the Company and Woodbridge, and Woodbridge holds an approximately 29% equity interest in Bluegreen, a New York Stock Exchange listed company. Mr. Abdo is also the Vice Chairman of the board of directors of Benihana Inc., a public reporting company in which BFC is a minority shareholder. Mr. Abdo is the former President of the Broward Performing Arts Foundation and currently serves on its board of directors as well as the board of directors of the Broward Performing Arts Center Authority (PACA).

DAVID A. LIEBERMAN	Director since 2006

Mr. Lieberman, age 73, served as Senior Vice President for Business and Finance at the University of Miami from 1978 until his retirement in 2006. He was a practicing CPA at Arthur Andersen for the twelve years ended 1969. Mr. Lieberman previously served as a director of Foamex International, Inc., whose stock is traded on the Nasdaq Global Market, and IVAX Corporation, whose stock was traded on the American Stock Exchange, the London Stock Exchange and the Warsaw Stock Exchange prior to its acquisition in January 2006 by Teva Pharmaceutical Industries, Ltd.

CHARLIE C. WINNINGHAM, II	Director since 1976*

Mr. Winningham, age 76, is a private investor. Mr. Winningham was the President of C.C. Winningham Corporation, a land surveying firm, from 1963 until his retirement in 2003.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

The Directors Continuing In Office Are:

TERMS ENDING IN 2011:

D. KEITH COBB	Director since 2003

Mr. Cobb, age 68, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing CPA at KPMG, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the boards of BFC and Alliance Data Systems Corporation.

BRUNO L. DI GIULIAN	Director since 1985*

Mr. Di Giulian, age 75, is a former partner of the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A., from which he retired his of counsel position in 2006.

ALAN B. LEVAN	Director since 1984*

Mr. Levan, age 64, is a director, Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of BankAtlantic. He was first elected as an officer of BankAtlantic in 1987. Mr. Levan also serves as a director, Chairman of the Board, Chief Executive Officer and President of BFC, and as a director, Chairman of the Board and Chief Executive Officer of Woodbridge. Mr. Levan is also a director and the Chairman of the Board of Bluegreen. Alan B. Levan is Jarett S. Levan’s father.

TERMS ENDING IN 2010:

STEVEN M. COLDREN	Director since 1986*

Mr. Coldren, age 61, is President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems.

MARY E. GINESTRA	Director since 1980*

Ms. Ginestra, age 84, is a private investor.

WILLIS N. HOLCOMBE	Director since 2003

Dr. Holcombe, age 63, is the Chancellor of the Florida College System. Dr. Holcombe was the President of Broward Community College from January 1987 until his retirement in January of 2004, and he resumed service as the interim President of Broward Community College from November 2006 to July 2007.

JARETT S. LEVAN	Director since 1999

Mr. Levan, age 35, is the President of the Company and the Chief Executive Officer and President of BankAtlantic and has served in various capacities at BankAtlantic, including as Executive Vice President and Chief Marketing Officer; President, Alternative Delivery; President, BankAtlantic.com; and Manager of Investor Relations. He joined BankAtlantic as an attorney in the Legal Department in January 1998. Jarett S. Levan is the son of Alan B. Levan.

*	Date indicated is date when the named individual became a director of BankAtlantic. Each such director became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.

Identification of Executive Officers and Significant Employees

The following individuals are executive officers of the Company and/or its wholly-owned subsidiary, BankAtlantic:

Name	Age	Position

Alan B. Levan	64	Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of BankAtlantic
John E. Abdo	65	Vice Chairman of the Company and BankAtlantic
Jarett S. Levan	35	President of the Company and President and Chief Executive Officer of BankAtlantic
Lloyd B. DeVaux	56	Executive Vice President and Chief Operating Officer of the Company and BankAtlantic
Douglas K. Freeman	58	Executive Vice President, Corporate Banking Division of BankAtlantic
Patricia M. Lefebvre	56	Executive Vice President, Retail Banking Division of BankAtlantic
Jay C. McClung	60	Executive Vice President and Chief Risk Officer of BankAtlantic
Susan D. McGregor	48	Executive Vice President and Chief Talent Officer of the Company and BankAtlantic
Lewis F. Sarrica	65	Executive Vice President and Chief Investment Officer of BankAtlantic
Valerie C. Toalson	43	Executive Vice President and Chief Financial Officer of the Company and BankAtlantic

All officers serve until they resign or are replaced or removed by the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:

Lloyd B. DeVaux joined BankAtlantic as an Executive Vice President and Chief Information Officer in June 2001. Mr. DeVaux became Executive Vice President and Chief Operating Officer of BankAtlantic in March 2004 and was named Executive Vice President and Chief Operating Officer of the Company in April 2005. From 1995 until he joined BankAtlantic, Mr. DeVaux was Senior Executive Vice President and Chief Information Officer of Union Planters Corporation in Memphis, Tennessee.

Douglas K. Freeman joined BankAtlantic in August 2007 as Executive Vice President and Chief Corporate Banking Executive. Prior to joining BankAtlantic, Mr. Freeman served as Chairman and Chief Executive Officer of NetBank, and was a member of the Executive Committee and President of the Consumer Finance Division of Nations Bank (subsequently Bank of America). Additionally, he was a member of Barnett Bank’s Senior Management Committee from 1991 through 1998, serving as Chief Corporate Bank Executive and Chief Consumer Bank Executive. Previous to that, Mr. Freeman headed the Business Banking Group at Wells Fargo.

Patricia M. Lefebvre joined BankAtlantic in 1999 as Regional Market Manager and became President, Miami-Dade, in 2006 and President, South Florida Stores, in 2007. In December 2007, Ms. Lefebvre became Executive Vice President, Retail Banking Division of BankAtlantic.

Jay C. McClung joined BankAtlantic as Executive Vice President and Chief Credit Officer in February 2000 and served as a consultant to BankAtlantic during a leave of absence from April 2002 to April 2003. In December 2004, he became BankAtlantic’s Executive Vice President and Chief Risk Officer. Before joining BankAtlantic, Mr. McClung was the Executive Vice President and Chief Credit Officer at Synovus Financial Corporation from 1995 through 2000.

Susan D. McGregor has been the Executive Vice President, Human Resources, of the Company and BankAtlantic since March 2004, which position was restyled as Chief Talent Officer in 2006. She also serves as the senior human resources executive for both BFC and Woodbridge. She had served as Senior Vice President, Human Resources of BankAtlantic since 1991 and in various other capacities in the Human Resources Department of BankAtlantic since joining BankAtlantic in November 1986.

Lewis F. Sarrica joined BankAtlantic in April 1986 and became Executive Vice President and Chief Investment Officer in December 1986. Previously, Mr. Sarrica served as the Investment Division Director for Dollar Dry Dock Savings Bank.

Valerie C. Toalson joined BankAtlantic in February 2006 as Senior Vice President and Chief Financial Officer. She was promoted to Executive Vice President of BankAtlantic in January 2007 and Executive Vice President and Chief Financial Officer of the Company in July 2007. Previously, she served as Senior Vice President and Controller of Bank of Oklahoma, NA, and in several other senior operating positions with that company. Prior to 1993, she was a Manager in the financial services industry practice with Price Waterhouse.

Certain Relationships and Related Transactions

The Company has a policy for the review and approval of transactions in which the Company is to be a participant and any of the Company’s directors or executive officers, or their immediate family members, will have a direct or indirect material interest. Any such related party transaction is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was with an unrelated party. Until February 2008, this policy provided for any new related party transaction to be approved in advance by a committee of the Board of Directors composed of independent directors. The Company’s Chief Financial Officer was responsible for reviewing any proposed related party transactions and presenting them to the committee for approval. The Chief Financial Officer’s review included, among other things, an evaluation of the terms of the related party transaction and an assessment of the arms-length nature of the terms. The committee then reviewed the terms of the related party transaction and the Chief Financial Officer’s review and evaluation of the related party transaction and ultimately made a decision as to whether the proposed related party transaction was approved. The Committee’s decisions were subsequently reported to the Company’s Board of Directors.

In February 2008, the Board of Directors approved an amendment to the Company’s Code of Business Conduct and Ethics. In connection with this amendment, the Board of Directors delegated to the Nominating/Corporate Governance Committee the review and approval of related party transactions relating to directors, executive officers, and their immediate family, other than those presenting issues regarding accounting, internal accounting controls or audit matters, the review and approval of which was delegated by the Board of Directors to the Audit Committee. In reviewing related party transactions, the Nominating/Corporate Governance Committee or the Audit Committee, as applicable, evaluates the related party transaction based on, among other factors it deems appropriate, those factors evaluated by the Chief Financial Officer as described above.

During 2008, no related party transaction occurred where these policies were not followed.

The Company’s policy and practices with respect to related party transactions are reviewed by the Company’s outsourced internal audit department as part of the Company’s assessment on internal controls and corporate governance.

Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman, serve as executive officers and directors of BFC and Woodbridge and may be deemed to control BFC through their direct and indirect interests in and voting control over BFC. Additionally, Mr. Levan is Chairman and Mr. Abdo is Vice Chairman of Bluegreen. BFC is the controlling shareholder of the Company and Woodbridge. Woodbridge owns approximately 29% of the outstanding common stock of Bluegreen. Mr. Levan and Mr. Abdo receive compensation from BFC and Woodbridge, and, during 2008, were granted stock options by Bluegreen.

The Company, BFC, Woodbridge and Bluegreen share various office premises and employee services, pursuant to the arrangements described below.

BFC leases office space in premises owned by BankAtlantic on a month-to-month basis. For the year ended December 31, 2008, BFC paid $262,000 as rent for such facilities.

The Company, BFC, Woodbridge and Bluegreen have entered into a shared services arrangement, pursuant to which BFC provides the Company, Woodbridge and Bluegreen with various executive and administrative services. The Company was billed $1.6 million during 2008 for risk management, investor relations, human resources and other administrative services provided to the Company by BFC.

Woodbridge and BFC each maintain securities sold under repurchase agreements at BankAtlantic. The balance in those accounts at December 31, 2008 was $4.4 million and $0.3 million, respectively, and BankAtlantic paid interest to Woodbridge and BFC on those accounts in 2008 of $72,000 and $8,000, respectively.

During 2008, BankAtlantic entered into an agreement with Woodbridge, pursuant to which BankAtlantic agreed to host Woodbridge’s information technology servers and to provide hosting and certain other information technology services to Woodbridge. Pursuant to the agreement, Woodbridge paid BankAtlantic a one-time set-up charge of approximately $17,000 during 2008 and agreed to pay BankAtlantic monthly hosting fees of $10,000 for these services. During 2008, Woodbridge paid BankAtlantic monthly hosting fees of approximately $73,000 and fees of approximately $23,000 for other information technology services provided by BankAtlantic. Additionally, Woodbridge leases office space in premises owned by BankAtlantic. For the year ended December 31, 2008, Woodbridge paid $14,400 as net rent for such office space.

The BankAtlantic Foundation is a non-profit foundation established by BankAtlantic. During 2008, the BankAtlantic Foundation and BankAtlantic together made donations aggregating approximately $457,150, including $17,950 to the Leadership Broward Foundation; $32,500 to the Nova Southeastern University Wayne Huizenga School of Business; $5,000 to the Museum of Art of Fort Lauderdale; $5,000 to Art Serve; $5,000 to Broward Workshop; $5,000 to Museum of Discovery and Science; $5,000 to the Broward Performing Arts Foundation; and $2,500 to YMCA of Broward County.

Alan B. Levan sits on the board of Nova Southeastern University; John E. Abdo sits on the board of the Broward Performing Arts Foundation; Jarett S. Levan sits on the board of the Museum of Discovery and Science; Lloyd B. DeVaux sits on the boards of West Broward Family YMCA and YMCA of Broward County; and Valerie C. Toalson sits on the board of the Parkland Family YMCA and the Finance Committee of the YMCA of Broward County.

Jarett S. Levan, a director and the President of the Company and son of its director, Chairman and Chief Executive Officer, Alan B. Levan, is employed by BankAtlantic as Chief Executive Officer and President. His total compensation was approximately $675,000 during 2008. Mr. Alan B. Levan’s daughter, Shelley Levan Margolis, served as executive director of the BankAtlantic Foundation, receiving compensation of approximately $33,755, and benefits provided to all salaried employees generally, during 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Company’s Board of Directors administers the compensation program for the Company’s executive officers and the executive officers of the Company’s subsidiary — BankAtlantic. Each of the Company’s executive officers also serves on the Executive Management Council of BankAtlantic with the other executive officers of BankAtlantic. The Compensation Committee reviews and determines the compensation of the Company’s executive officers, administers the Company’s equity incentive plans (including reviewing and approving grants to the Company’s executive officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and, if appropriate, revise the charter. The Board determines the Compensation Committee’s membership, which is composed entirely of independent directors. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations.

Throughout this Proxy Statement, the term “named executive officers” is used to refer collectively to the individuals named in the “Summary Compensation Table” on page 17.

Compensation Philosophy and Objectives

The Company’s compensation program for executive officers consists of a base salary, cash bonuses under the Company’s annual incentive program as well as at the discretion of the Compensation Committee apart from such program, periodic grants of restricted stock or stock options, and health and welfare benefits. The Compensation Committee believes that the most effective executive officer compensation program is one that is designed to align the interests of the executive officers with those of shareholders by compensating the executive officers in a manner that advances both the short-and long-term interests of the Company and its shareholders. The Compensation Committee believes that the Company’s compensation program for executive officers is appropriately based upon the performance of the Company, the performance and level of responsibility of the executive officer, and market data regarding the value of the executive officer’s position at organizations similar to the Company.

Pursuant to its authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee, the Compensation Committee engaged the services of Mercer (US) Inc. (“Mercer”), a human resources consulting firm, to meet with and advise the Compensation Committee with respect to establishing the Company’s 2008 compensation program for Mr. Alan Levan, the Company’s Chairman, and Mr. Abdo, the Company’s Vice Chairman.

Messrs. Alan Levan and Abdo hold senior positions in BFC, the controlling shareholder of the Company, and Woodbridge, an affiliate of the Company that is also controlled by BFC. During 2008, in addition to the compensation paid to them by the Company, Messrs. Alan Levan and Abdo also received compensation from BFC and Woodbridge. While the Compensation Committee does not determine the compensation paid to Messrs. Alan Levan and Abdo by BFC and Woodbridge, the Compensation Committee considers the fact that Messrs. Alan Levan and Abdo allocate a portion of their time to those companies when determining the compensation the Company pays to them.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the named executive officers, the Company’s other executive officers and the executive officers of BankAtlantic, and approves recommendations regarding equity awards to all employees of the Company. The Compensation Committee reviews the performance of and establishes the compensation of the Company’s Chief Executive Officer. The Company’s Chief Executive Officer reviews the performance of the Company’s Vice Chairman and President. The Company’s President reviews the performance of the other named executive officers, as well as other members of the Executive Management Council of BankAtlantic. Based on these reviews, the Company’s Chief Executive Officer and President make recommendations to the Compensation Committee regarding the compensation of the other named executive officers and the other members of the Executive Management Council of BankAtlantic. These recommendations include, among others, those with respect to setting and adjusting base salary, paying cash bonuses under the Company’s annual incentive program or otherwise at the discretion of the Compensation Committee and granting equity awards. In approving compensation recommendations for such executive officers, the Compensation Committee can exercise its discretion in modifying upward or downward any recommended amounts or awards to executive officers. In 2008, the Compensation Committee accepted without modification the recommendations of the Company’s Chief Executive Officer and President with respect to the base salary and cash bonuses paid or to be paid by the Company to the executive officers and, upon the recommendations of the Company’s Chief Executive Officer and President, decided not to grant any equity awards to the executive officers.

Executive Officer Compensation Components

Based on the objectives outlined in the “Compensation Philosophy and Objectives” section above, the Compensation Committee has structured the Company’s compensation program for executive officers to motivate and reward the executive officers for achievements of the business goals set by the Company. For the fiscal year ended December 31, 2008, the principal components of compensation for the named executive officers were:

•	base salary;

•	cash bonuses under the Company’s annual incentive program;

•	cash bonuses otherwise payable at the discretion of the Compensation Committee; and

•	long-term equity incentive compensation.

Base Salary

The Compensation Committee believes that the base salaries offered by the Company are competitive based on a review of market practices and the duties and responsibilities of each executive officer. In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the market for executives of comparable experience and skills. Market information is used as an initial frame of reference for establishing and adjusting base salaries. The Compensation Committee believes that the named executive officers’ base salaries should be competitive with those of other executives with comparable experience at organizations similar to the Company.

In addition to examining market compensation levels and trends, the Compensation Committee makes base salary decisions for the named executive officers based on an annual review by the Compensation Committee with input and recommendations from the Company’s Chief Executive Officer and President. The Compensation Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of the executive officer’s specific area of individual responsibility to the Company’s financial performance and achievement of overall goals, and the contribution, experience and work performance of each executive officer.

With respect to base salary decisions for the Company’s Chief Executive Officer, the Compensation Committee made an assessment of Mr. Alan Levan’s past performance as the Company’s Chief Executive Officer and its expectations as to his future contributions to the Company, as well as the factors described above for the other named executive officers, including examining market compensation levels and trends and evaluating his individual performance. As described above, during 2008, Mercer provided a presentation to the Compensation Committee regarding the overall compensation to be paid to Chairman Levan and Vice Chairman Abdo, including market surveys and comparisons, market data and alternatives to consider when making determinations with respect to appropriate compensation. In evaluating the performance of Mr. Alan Levan for purposes of not only his base salary, but also his cash bonus under the Company’s annual incentive program, other discretionary bonus and equity awards under the Company’s long-term equity incentive compensation program, the Compensation Committee considered the Company’s 2008 operating results and its financial condition. In its review, the Compensation

Committee noted several specific items relative to Mr. Alan Levan’s performance, including his efforts in maintaining the regulatory “well-capitalized” status of BankAtlantic in the current challenging economic environment in Florida.

The 2008 base salary for the Company’s Chief Executive Officer, Mr. Alan Levan, was $540,859, representing a 9% decrease from his 2007 base salary. With respect to the base salaries for the other named executive officers, for 2008, Mr. Abdo’s base salary was increased to $540,858 from $425,600 in 2007, while the base salaries of Ms. Toalson and Messrs. DeVaux and Jarett Levan were each increased by 3% from 2007. For 2009, the base salaries of Messrs. Alan Levan, Abdo, DeVaux and Jarett Levan will remain unchanged from their respective 2008 levels while the base salary of Ms. Toalson will be increased to $340,000, representing a 14% increase from her 2008 base salary.

Annual Incentive Program

The Company’s annual incentive program is a cash bonus plan intended to promote high performance and achievement of certain corporate strategic goals and initiatives. All members of the Executive Management Council of BankAtlantic, including the named executive officers, were eligible for a cash bonus under the Company’s 2008 annual incentive program, with eligible bonuses ranging from 0% to 200% of the applicable named executive officer’s base salary. Under the 2008 annual incentive program, an executive officer’s cash bonus was dependent, in whole or in part, upon the achievement of threshold objectives related to the Company’s annual and quarterly financial performance as follows:

•	A core non-interest expense measure, which excluded certain non-controllable items driven by the financial environment, one-time charges such as severance and restructuring costs, and impairment expenses. The core non-interest expense measure had quarterly targets for reducing expenses, which, on an annual basis, represented a targeted reduction of approximately 14% in the Company’s core non-interest expenses from 2007 to 2008.

•	A core earnings measure, as defined as pre-tax, pre-provision earnings, excluding certain non-controllable items driven by the financial environment, one-time charges, impairment expenses and impact to earnings from non-performing assets beyond an established threshold. The core earnings thresholds related to the Company’s 2008 annual financial performance and represented a targeted improvement over the Company’s 2007 comparative core earnings of between 25% and 85%, which equated to respective payouts prorated between 50% and 200% of each executive’s target for this component of the annual incentive program.

In 2008, 100% of the cash bonuses which Messrs. Alan Levan, Abdo and Jarett Levan were eligible to receive under the annual incentive program was based on the achievement of the threshold objectives described above. Additionally, for Ms. Toalson and Mr. DeVaux, but not for Messrs. Alan Levan, Abdo and Jarett Levan, the 2008 annual incentive program also included a discretionary component under which the payment of bonuses was also based upon a subjective evaluation of his or her performance in areas outside those that may be objectively measured based on specific financial goals. In 2008, 70% of Ms. Toalson’s and Mr. DeVaux’s eligible cash bonuses under the annual incentive program were related to the achievement of the pre-established financial performance objectives, while the remaining 30% was payable under the discretionary component of the annual incentive program.

The quarterly threshold objectives under the 2008 annual incentive program relating to core non-interest expense reductions were achieved for the first three quarters of 2008. Accordingly, cash bonuses were awarded to the named executive officers under the 2008 annual incentive program for the first three quarters of 2008 as follows:

Alan B. Levan	$278,593
Valerie C. Toalson	$44,284
Lloyd B. DeVaux	$70,209
John E. Abdo	$278,593
Jarett S. Levan	$136,424

The annual threshold objective under the 2008 annual incentive program relating to BankAtlantic’s core earnings was also achieved during 2008. However, based on the overall financial environment, the Chief Executive Officer and President recommended to the Compensation Committee, and the Compensation Committee agreed, that bonuses tied to the achievement of the annual threshold objective related to core earnings not be paid to the named executive officers. While recognizing the achievements of the executive officers during 2008, including, without limitation, those relating to core non-interest expense reduction and core earnings improvement, based on the overall financial environment, the Chief Executive Officer and the President also recommended to the Compensation Committee, and the Compensation Committee agreed, that cash bonuses under the discretionary component of the 2008 annual incentive program also not be paid.

The 2009 annual incentive program was established based on substantially the same goals and thresholds as the 2008 annual incentive program.

Prior to 2008, the named executive officers were also eligible for a cash award under the BankAtlantic Profit Sharing Stretch Plan (the “Profit Sharing Plan”), which provided a payout to all BankAtlantic employees, including the named executive officers, in an amount equal to a percentage of annual base salary based upon the achievement of certain pre-established financial goals. However, beginning in 2008, the Profit Sharing Plan was discontinued for executive officers of the Company and BankAtlantic, although certain bonuses owed to the named executive officers under the Profit Sharing Plan with respect to the fourth quarter of 2007 were paid to the named executive officers during the first quarter of 2008.

Other Discretionary Bonus

From time to time, the Compensation Committee may decide to award other discretionary bonuses (separate from the discretionary component of the annual incentive program) to executive officers based upon a subjective evaluation of the named executive officer’s performance and contribution to the success and growth of the Company in areas outside those that may be objectively measured based on specific financial goals. Decisions by the Compensation Committee regarding other discretionary bonuses to executive officers would generally be made based upon the recommendation of the Company’s Chief Executive Officer (other than with respect to awards of discretionary bonuses to the Company’s Chief Executive Officer), the level of the executive officer’s position with the Company, an evaluation of the executive officer’s performance, the executive officer’s other compensation, and discussions with the executive officer.

For 2008, the Compensation Committee did not award any discretionary cash bonuses to the named executive officers.

Long-Term Equity Incentive Compensation

The Company’s long-term equity incentive compensation program provides an opportunity for the named executive officers, and the other executive officers, to increase their stake in the Company through grants of options to purchase shares of the Company’s common stock and encourages executive officers to focus on long-term Company performance by aligning the executive officers’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

The Compensation Committee’s grant of stock options or restricted stock to executive officers is entirely discretionary based on an assessment of the individual executive officer’s contribution to the success and growth of the Company. Decisions by the Compensation Committee regarding grants of stock options or restricted stock to executive officers are generally made based upon the recommendation of the Company’s Chief Executive Officer (other than with respect to grants of stock options to the Company’s Chief Executive Officer), the level of the executive officer’s position with the Company, an evaluation of the executive officer’s past and expected future performance, the number of outstanding and previously granted stock options or restricted stock to the executive officer, and discussions with the executive officer.

In 2008, there were no grants of stock options or restricted stock to the executive officers.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. In an effort to meet these objectives, among others, the Company adopted the 2008 annual incentive program to provide performance based goals. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, there is no assurance that compensation paid by the Company in the future will meet the requirements for deductibility under Section 162(m).

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Members of the Compensation Committee:

Steven M. Coldren, Chairman
Mary E. Ginestra
Charlie C. Winningham, II
Willis N. Holcombe

Summary Compensation Table

All officers of the Company are also officers of BankAtlantic. The following table sets forth certain summary information concerning compensation paid or accrued by the Company or BankAtlantic during the years ended December 31, 2008, 2007 and 2006 to or on behalf of the Company’s Chief Executive Officer and Chief Financial Officer and each of the next three highest paid executive officers during the year ended December 31, 2008. Officers of the Company who also serve as officers or directors of affiliates also receive compensation from such affiliates for services rendered on behalf of the affiliates.

										Change in
										Pension
										Value and
										Nonqualified
								Non-Equity		Deferred
				Stock		Option		Incentive Plan		Compensation		All Other
Name and Principal Position	Year	Salary	Bonus	Awards		Awards		Compensation		Earnings		Compensation		Total

Alan B. Levan,	2008	$541,828	—	—		$297,721	(2)	$283,055	(3)	$20,934	(4)	$21,771	(5)	$1,165,309
Chief Executive Officer	2007	$590,480	—	—		$351,664		$21,793		$53,905		$21,000		$1,038,842
	2006	$567,769	$11,688	—		$348,152		$248,655		$104,639		$22,269		$1,303,172
Valerie C. Toalson,(7)	2008	$293,782	—	—		$47,059	(2)	$46,455	(3)	—		$42,818	(5)	$430,114
Chief Financial Officer	2007	$266,566	—	—		$47,059		$8,706		—		$56,395		$378,726
	2006	N/A	N/A	N/A		N/A		N/A		N/A		N/A		N/A
Lloyd B. DeVaux,(6)	2008	$465,763	—	$139,815	(1)	$124,050	(2)	$73,650	(3)	—		$37,303	(5)	$840,581
Chief Operating Officer	2007	$445,095	—	$139,815		$146,527		$16,099		—		$165,867		$913,403
	2006	$412,923	$52,887	$139,815		$145,063		$126,053		—		$249,729		$1,126,470
John E. Abdo,	2008	$509,274	—	—		$198,480	(2)	$281,785	(3)	$12,147	(4)	$9,240	(5)	$1,010,926
Vice Chairman	2007	$415,140	—	—		$234,443		$15,240		$25,849		$21,675		$712,347
	2006	$385,585	$8,170	—		$232,101		$172,174		$47,221		$29,484		$874,735
Jarett S. Levan,	2008	$430,969	—	—		$94,189	(2)	$139,608	(3)	—		$9,696	(5)	$674,462
President (CEO and President	2007	$385,489	—	—		$107,213		$11,850		—		$24,773		$529,303
of BankAtlantic)	2006	N/A	N/A	N/A		N/A		N/A		N/A		N/A		N/A

(1)	All restricted stock are shares of Class A Stock. The amount represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of restricted stock grants, including amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. There were no forfeitures during 2008. The Company did not grant any shares of restricted stock to the named executive officers during 2008. Additional information regarding shares of restricted stock held by Mr. DeVaux is set forth in the “Outstanding Equity Awards at Fiscal Year-End — 2008,” “Option Exercises and Stock Vested — 2008” and “Potential Payments Upon Termination or Change-in-Control” tables below.

(2)	All options indicated are options to purchase shares of Class A Stock. The amount represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. There were no forfeitures during 2008. The Company did not grant any options to the named executive officers during 2008.

(3)	Represents amounts earned in 2008 as a result of the achievement during the first three quarters of 2008 of the quarterly financial performance objectives related to core non-interest expense reductions under the Company’s 2008 annual incentive program. In addition, the 2008 amounts include bonuses owed to the named executive officers under the Profit Sharing Plan with respect to the fourth quarter of 2007, but paid to the named executive officers during the first quarter of 2008 as follows: Mr. Alan Levan-$4,462; Ms. Toalson-$2,171; Mr. DeVaux-$3,441; Mr. Abdo-$3,192; and Mr. Jarett Levan-$3,184. The Company’s 2008 annual incentive program and the Profit Sharing Plan are more fully described in the “Compensation Discussion and Analysis” section beginning on page 12.

(4)	Represents the increase in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”). Additional information regarding the Retirement Plan is set forth in the narrative accompanying the “Pension Benefits — 2008” table below.

(5)	Items included under “All Other Compensation” for 2008 for each named executive officer are set forth in the table below:

All Other Compensation

	Perquisites			Company
	and Other			Contributions	Dividends on
	Personal	Tax	Insurance	to Retirement and	Restricted Stock,	Other
Name	Benefits	Reimbursements	Premiums	401(k) Plans	REIT Shares	Compensation	Total

Alan B. Levan	$303	$—	$12,228	$9,200	$40	$—	$21,771
Valerie C. Toalson	—	10,979	—	9,200	—	22,639	42,818
Lloyd B. DeVaux	—	24,019	—	9,200	1,365	2,719	37,303
John E. Abdo	—	—	—	9,200	40	—	9,240
Jarett S. Levan	456	—	—	9,200	40	—	9,696

Amounts included under “Insurance Premiums” in the table above were paid in connection with the Split-Dollar Life Insurance Plan (the “Split-Dollar Plan”). Additional information regarding the Split-Dollar Plan is set forth in the narrative accompanying the “Pension Benefits — 2008” table below.

The value of perquisites and other personal benefits included under “Perquisites and Other Personal Benefits” in the table above is calculated based on their incremental cost to the Company, which is determined based on the actual cost of providing these perquisites and other personal benefits. During 2008, no named executive officer had perquisites which in the aggregate exceeded $10,000.

Amounts included under “Other Compensation” in the table above represent, for Ms. Toalson, the portion of the $24,700 payment relating to 2008 discussed in footnote 7 below which was paid to her in 2008 and, for Mr. DeVaux, the value of a customer service excellence award granted to him in 2005 and used by him in 2008.

(6)	Mr. DeVaux entered into a letter agreement with BankAtlantic, dated April 18, 2001 and effective June 4, 2001, pursuant to which BankAtlantic employed Mr. DeVaux as Executive Vice President and Chief Information Officer. The agreement provides Mr. DeVaux with an initial annual base salary of $288,750, with discretionary annual adjustments, and incentive compensation based on the achievement of certain performance goals of up to 50% of his then-current annual base salary. Under the agreement, Mr. DeVaux also received a one-time payment of $100,000 and 39,000 restricted shares of Class A Stock, which, commencing on June 4, 2002, began to vest at a rate of 10% per year for 10 years. He is entitled to the dividends on all such shares as such dividends are paid. The Company also pays Mr. DeVaux a “gross-up” for taxes due on vested restricted shares, which is included in “All Other Compensation.” The agreement also contains provisions regarding termination and change-in-control, including acceleration of vesting of his restricted shares, which are more fully described in the “Potential Payments upon Termination or Change-in-Control” table below.

(7)	Pursuant to its agreement with Ms. Toalson, dated October 19, 2005 and effective February 13, 2006, BankAtlantic employed Ms. Toalson as Senior Vice President and Chief Financial Officer of BankAtlantic. Under the agreement, for a four-year period which began in May 2006, the Company agreed to pay Ms. Toalson, in addition to all other compensation earned by her, $24,700 per year, “grossed-up” for taxes. The portion of the $24,700 payment relating to 2008 which was paid to Ms. Toalson in 2008 is included in the “Other Compensation” column of the “All Other Compensation” table set forth in footnote 5 above. Ms. Toalson was also granted options to acquire 5,001 shares of Class A Stock under the agreement, which options will vest on July 11, 2011, subject to accelerated vesting in the case of a change-in-control, as more fully described in the “Potential Payments upon Termination or Change-in-Control” table below.

Grants of Plan-Based Awards — 2008

The following table sets forth certain information concerning grants of awards to the named executive officers pursuant to the Company’s non-equity and equity incentive plans in the fiscal year ended December 31, 2008.

								All Other	All Other
								Stock Awards:	Option Awards:	Exercise or	Grant Date
								Number of	Number of	Base Price	Fair Value of
					Estimated Future Payouts Under			Shares of	Securities	of Option	Stock and
	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock or	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($ / Sh)	Awards

Alan B. Levan	N/A	—	$540,859	$1,081,718	N/A	N/A	N/A	0	0	N/A	$0
Valerie C. Toalson	N/A	—	104,343	208,686	N/A	N/A	N/A	0	0	N/A	$0
Lloyd B. DeVaux	N/A	—	165,426	330,852	N/A	N/A	N/A	0	0	N/A	$0
John E. Abdo	N/A	—	540,859	1,081,718	N/A	N/A	N/A	0	0	N/A	$0
Jarett S. Levan	N/A	—	262,403	524,806	N/A	N/A	N/A	0	0	N/A	$0

(1)	Represents the estimated possible payouts of cash awards under the component of the Company’s 2008 annual incentive program which related to the achievement of quarterly and annual financial performance goals. The Company’s 2008 annual incentive program is more fully described in the “Compensation Discussion and Analysis” section beginning on page 12.

Outstanding Equity Awards at Fiscal Year-End — 2008

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2008.

	Option Awards							Stock Awards
												Equity
												Incentive
					Equity						Equity Incentive	Plan Awards:
					Incentive						Plan Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options(1)		Options(1)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested	Vested	Vested

Alan B. Levan	15,676	(5)			N/A	$42.79	3/4/2012	N/A		N/A	N/A	N/A
	15,676	(6)				$37.05	3/31/2013
			12,000	(7)		$91.00	7/5/2014
			12,000	(8)		$95.10	7/11/2015
			12,000	(9)		$74.05	7/10/2016
			12,000	(10)		$46.90	6/4/2017
Valerie C. Toalson			5,001	(9)	N/A	$68.00	2/13/2016	N/A		N/A	N/A	N/A
			2,000	(9)		$74.05	7/10/2016
			4,000	(10)		$46.90	6/4/2017
Lloyd B. DeVaux	6,532	(5)			N/A	$42.79	3/4/2012				N/A	N/A
	6,532	(6)				$37.05	3/31/2013
			5,001	(7)		$91.00	7/5/2014
			5,001	(8)		$95.10	7/11/2015
			5,001	(9)		$74.05	7/10/2016
			5,000	(10)		$46.90	6/4/2017
								11,700	(11)	$67,860
								2,925	(12)	$1,755
John E. Abdo	10,451	(5)				$42.79	3/4/2012	N/A		N/A	N/A	N/A
	10,451	(6)				$37.05	3/31/2013
			8,000	(7)		$91.00	7/5/2014
			8,000	(8)		$95.10	7/11/2015
			8,000	(9)		$74.05	7/10/2016
			8,000	(10)		$46.90	6/4/2017
Jarett S. Levan	751	(2)			N/A	$23.71	4/6/2009	N/A		N/A	N/A	N/A
	1,960	(3)				$14.12	5/2/2010
	3,266	(4)				$14.83	1/2/2011
	3,266	(5)				$42.79	3/4/2012
	3,919	(6)				$37.05	3/31/2013
			3,001	(7)		$91.00	7/5/2014
			3,001	(8)		$95.10	7/11/2015
			5,001	(9)		$74.05	7/10/2016
			7,000	(10)		$46.90	6/4/2017

(1)	All options are to purchase shares of Class A Stock.

(2)	Vested on December 31, 2004.

(3)	Vested on May 2, 2005.

(4)	Vested on January 2, 2006.

(5)	Vested on March 4, 2007.

(6)	Vested on March 31, 2008.

(7)	Vests on July 6, 2009.

(8)	Vests on July 12, 2010.

(9)	Vests on July 11, 2011.

(10)	Vests on June 5, 2012.

(11)	Pursuant to the letter agreement between Mr. DeVaux, the Company’s Executive Vice President and Chief Operating Officer, and BankAtlantic, dated April 18, 2001 and effective June 4, 2001, Mr. DeVaux received, among other things, 39,000 restricted shares of Class A Stock, which restricted shares began to vest at the rate of 3,900 shares per year beginning on June 4, 2002, subject to acceleration in the circumstances described in the “Potential Payments upon Termination or Change-in-Control” table below. He is entitled to the dividends on all such shares as such dividends are paid.

(12)	As a result of the Company’s spin-off of Woodbridge, Mr. DeVaux received 9,750 restricted shares of Woodbridge’s Class A Common Stock on the same terms as his restricted shares of the Company’s Class A Stock.

Option Exercises and Stock Vested — 2008

The following table sets forth certain information regarding exercises of stock options and vesting of restricted stock held by the named executive officers in the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting

Alan B. Levan	—	—	—		—
Valerie C. Toalson	—	—	—		—
Lloyd B. DeVaux	—	—	3,900	(1)	$37,830
			975	(2)	$7,459
John E. Abdo	—	—	—		—
Jarett S. Levan	—	—	—		—

(1)	See footnote 11 of the “Outstanding Equity Awards at Fiscal Year-End — 2008” table above.

(2)	See footnote 12 of the “Outstanding Equity Awards at Fiscal Year-End — 2008” table above.

Pension Benefits — 2008

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2008 under any plan that provides for payments or other benefits to the named executive officers at, following, or in connection with, retirement.

			Present Value
		Number of Years	of Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

Alan B. Levan	Retirement Plan for Employees of BankAtlantic	26	$988,376	$0
Valerie C. Toalson	N/A	0	0	0
Lloyd B. DeVaux	N/A	0	0	0
John E. Abdo	Retirement Plan for Employees of BankAtlantic	14	449,510	0
Jarett S. Levan	Retirement Plan for Employees of BankAtlantic	1	590	0

(1)	Assumptions used in the calculation of these amounts are included in footnote 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, except that retirement age was assumed to be 65, the normal retirement age as defined in the Retirement Plan.

Retirement Plan

Alan B. Levan, John E. Abdo and Jarett S. Levan are participants in the Retirement Plan, which is a defined benefit plan. Effective December 31, 1998, the Company froze the benefits under the Retirement Plan. Participants who were employed at December 1, 1998, became fully vested in their benefits under the Retirement Plan. While the Retirement Plan is frozen, there will be no future benefit accruals. None of the other named executive officers is a participant in the Retirement Plan. The Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation; and (2) the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

In 1996, BankAtlantic amended the Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for Retirement Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular Retirement Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Alan B. Levan will be eligible under the Retirement Plan as a result of the supplemental benefit at age 65 is 33%. No other named executive officers are entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the Retirement Plan to Mr. Alan B. Levan, including the Retirement Plan’s supplemental benefit, fell short of the benefit that Mr. Alan B. Levan would have received under the Retirement Plan absent the Code limits, BankAtlantic adopted the Split-Dollar Plan described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which Retirement Plan benefits were frozen.

	Estimated Annual Benefits
	Years of Credited Service at December 31, 1998
Average Five Year Compensation at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

Split-Dollar Plan

BankAtlantic adopted the Split-Dollar Plan in 1996 to provide additional retirement benefits to Mr. Alan B. Levan, whose monthly benefits under the Retirement Plan were limited by changes to the Code. Under the Split-Dollar Plan and its accompanying agreement with Mr. Alan B. Levan, BankAtlantic arranged for the purchase of an insurance policy (the “Policy”) insuring the life of Mr. Alan B. Levan. Pursuant to its agreement with Mr. Alan B. Levan, BankAtlantic has made and will continue to make premium payments for the Policy. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Alan B. Levan’s retirement benefit payable from the Retirement Plan. Mr. Alan B. Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for the Policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 2008 premium for the Policy that is considered compensation to Mr. Alan B. Levan is included under “All Other Compensation” in the

“Summary Compensation Table.” The Split-Dollar Plan was not included in the freezing of the Retirement Plan, and BankAtlantic has continued to make premium payments for the Policy since 1998.

Potential Payments upon Termination or Change-in-Control

The following table sets forth certain information with respect to compensation that would become payable if the named executive officers had ceased employment under the various circumstances below. The amounts shown in the table below assume that such cessation of employment was effective as of December 31, 2008. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

				After Change
				In Control
		Before Change in		Resignation
		Control	At the Event of	within One
		Termination	Change in	Year after	Termination	Actual
Name	Benefit	without Cause	Control	Change in Control	without Cause	Payments

Alan B. Levan	N/A
Valerie C. Toalson(1)	Vesting of Stock Options
Lloyd B. DeVaux(2)	Salary	$472,646	$—	$945,292	$472,646
	Bonus	70,209	—	140,418	70,209
	Vesting of Restricted Stock	46,410	69,615	—	—

	Total	$589,265	$69,615	$1,085,710	$542,855
John E. Abdo	N/A
Jarett S. Levan	N/A

(1)	Pursuant to the letter agreement between Ms. Toalson, the Company’s Executive Vice President and Chief Financial Officer, and BankAtlantic, dated October 19, 2005 and effective February 13, 2006, in the event of a change-in-control (as defined under Section 409(a) of the Code), any of the 5,001 stock options granted to her on February 13, 2006 which had not yet vested at the time of the change-in-control would immediately fully vest. The exercise price of these stock options exceeded the market price of the underlying shares at December 31, 2008.

(2)	Pursuant to the letter agreement between Mr. DeVaux, the Company’s Executive Vice President and Chief Operating Officer, and BankAtlantic, dated April 18, 2001 and effective June 4, 2001, in the event of a change-in-control of BankAtlantic (as defined under Section 409(a) of the Code), any of his unvested restricted shares of Class A Stock would vest immediately and, if Mr. DeVaux resigns within one year after such change-in-control, he will be entitled to a payment equal to two times his then-current annual base salary plus two times the higher of his preceding two years’ cash incentive compensation. Notwithstanding any change-in-control of BankAtlantic, if Mr. DeVaux’s employment is terminated without cause, then he will be entitled to a payment equal to his then-current annual base salary plus the higher of his preceding two years’ cash incentive compensation, and 7,800 restricted shares (in addition to those which have theretofore vested) will immediately vest.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Currently, each non-employee director receives $100,000 annually for service on the Board of Directors, payable in cash, restricted stock or non-qualified stock options, in such combinations as the director may elect, provided that no more than $50,000 may be paid in cash. The restricted stock and stock options are granted in Class A Stock under the Company’s 2005 Restricted Stock and Option Plan. Restricted stock vests monthly over a 12-month service period beginning on July 1 of each year and stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of the Class A Stock on the date of grant. The number of stock options and restricted stock granted is determined by the Company based on assumptions and formulas typically used to value these types of securities. Members of the Audit Committee receive an additional $4,000 per quarter for their service on that committee. The Chairman of the Audit Committee receives an additional fee of $1,000 per quarter for service as Chairman. The Chairman of the Compensation Committee and the Nominating/Corporate Governance Committee receives annual cash fees of $3,500 for his service on each such committee. Other than the Chairman, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not receive additional compensation for service on those committees. Directors Di Giulian and Ginestra serve as trustees of the Company’s pension plan, for which they are compensated directly by the pension plan in the amount of $9,000 per year. Director Abdo also serves as a trustee of the Company’s pension plan; however, he did not receive any compensation for such service during 2008. Directors who are also officers of the Company or its subsidiaries did not receive additional compensation for their service as directors during 2008.

Director Compensation — 2008

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2008.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards(1)(3)	Awards(2)(3)	Compensation	Earnings	Compensation(4)	Total

D. Keith Cobb	$70,000	$0	$50,000	N/A	N/A	$0	$120,000
Steven M. Coldren	$73,000	$50,000	0	N/A	N/A	$0	$123,000
Bruno L. Di Giulian	$50,000	$0	$50,000	N/A	N/A	$9,000	$109,000
Mary E. Ginestra	$50,000	$20,831	$50,000	N/A	N/A	$9,000	$129,831
Willis N. Holcombe	$50,000	$0	$50,000	N/A	N/A	$0	$100,000
David A. Lieberman	$57,667	$0	$50,000	N/A	N/A	$0	$107,667
Charles C. Winningham, II	$50,000	$0	$50,000	N/A	N/A	$0	$100,000

(1)	All restricted stock are shares of Class A Stock. The amount represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of restricted stock grants, including amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. There were no forfeitures during 2008. The grant date fair value of the restricted stock awards granted in 2008 computed in accordance with FAS 123(R) was $50,000 for Mr. Coldren. The amount for Ms. Ginestra represents the value of the portion of shares of restricted stock granted to her during 2007 which vested during 2008.

(2)	All options are to purchase shares of Class A Stock. The amount represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. There were no forfeitures during 2008. The grant date fair value of the stock option awards computed in accordance with FAS 123(R) was $50,000 for each of Dr. Holcombe and Messrs. Cobb, Di Giulian, Ginestra, Lieberman and Winningham.

(3)	The table below sets forth the aggregate number of shares of restricted Class A Stock and the aggregate number of options to acquire shares of Class A Stock held by each non-employee director as of December 31, 2008:

Name	Restricted Stock	Stock Options

D. Keith Cobb	0	19,539
Steven M. Coldren	5,155	5,007
Bruno L. Di Giulian	0	21,652
Mary E. Ginestra	0	20,390
Willis N. Holcombe	0	21,569
David A. Lieberman	0	19,568
Charles C. Winningham, II	0	19,038

(4)	Represents amounts paid as fees for service as trustee of the BankAtlantic Pension Plan.

2)	PROPOSAL TO AMEND THE COMPANY’S RESTATED ARTICLES OF INCORPORATION

Description of the Amendment

The proposed amendment (referred to within this section as the “Amendment”), if approved, would amend Article III of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Class A Stock from 30,000,000 shares to          ,000,000 shares. The Amendment has no impact on the relative rights, powers and limitations of the Class A Stock and Class B Stock or on the number of authorized shares of Class B Stock. Neither holders of Class A Stock or Class B Stock have preemptive rights to acquire or subscribe for any of the additional shares of Class A Stock authorized by the Amendment. The form of the Amendment is attached to this Proxy Statement as Appendix A.

Reasons for the Amendment

The Company’s Restated Articles of Incorporation presently authorize the issuance of a total of 30,000,000 shares of Class A Stock and 9,000,000 shares of Class B Stock. As of April 2, 2009, the Company had issued and outstanding 10,283,906 shares of Class A Stock. In addition, as of April 2, 2009, the Company had issued and outstanding 975,225 shares of Class B Stock, each of which is convertible at any time on a share-for-share basis into Class A Stock, and an aggregate of 827,649 shares of Class A Stock were reserved for issuance upon the exercise of outstanding stock options.

The Board of Directors approved the Amendment in order to give the Company the flexibility to consider potential future actions which involve the issuance of shares of Class A Stock, including a possible rights offering to its shareholders, public or private stock offerings, acquisitions, stock-based compensation, stock dividends or distributions or other corporate purposes which may be identified in the future by the Board of Directors.

Other than a possible rights offering to its shareholders, the Company is not currently considering and has no agreements with respect to the issuance of any shares of Class A Stock or Class B Stock. However, the Company has and will continue to evaluate the advisability of other stock offerings and other future actions involving the issuance of the Company’s securities in the future. Subject to certain limited exceptions, shareholder approval will not be required prior to the issuance of shares of Class A Stock and, unless shareholder approval is required by applicable law, rule or regulation, the Company does not anticipate seeking the approval of its shareholders in connection with any such future issuances.

Possible Anti-Takeover Effects of the Amendment

The increase in the number of authorized shares of Class A Stock contemplated by the Amendment is not intended to have an anti-takeover effect. However, the issuance of shares of Class A Stock, which, as described above, has relatively less voting power than the Company’s Class B Stock, whether in connection with the contemplated rights offering, another public offering, an acquisition or a stock dividend, could have the effect of enabling existing management and shareholders, including BFC, to retain substantially their current relative voting power without the dilution which would be experienced if additional shares of Class B Stock were issued. Future issuances of Class A Stock would have the effect of diluting the voting rights of existing holders of such stock and could have the effect of diluting earnings per share and book value per share of all existing shareholders. Further, in the event that a stock dividend payable in shares of Class A Stock was declared on the Company’s Class B Stock, BFC could dispose of shares of Class A Stock without significantly affecting its voting power. The Amendment will allow BFC, as the sole existing holder of the Class B Stock, to continue to exercise voting control over the Company even if the Company were to raise additional capital through the issuance of shares of Class A Stock and, as described above, the Amendment will result in the authorization of additional shares of Class A Stock which may be issued without shareholder approval. As a consequence, the Amendment may further limit the circumstances in which a sale or transfer of control of the Company could be consummated which was not acceptable to management or BFC. However, it should be noted that a sale, contested merger, assumption of control by an outside principal shareholder or the removal of incumbent directors would at the present time be impossible without the concurrence of BFC, given its ownership position in the Company.

The Company’s Restated Articles of Incorporation and Amended and Restated Bylaws also presently contain other provisions which could have anti-takeover effects. These provisions include, without limitation: (i) the higher relative voting power of the Class B Stock as compared to the Class A Stock; (ii) the division of the Board of Directors into three classes of directors with three-year staggered terms; (iii) the authority of the Board of Directors to issue additional shares of preferred stock, and to fix the relative rights and preferences of the preferred stock, without additional shareholder approval; and (iv) certain notice procedures to be complied with by shareholders in order to make shareholder proposals or nominate directors.

The Company is also subject to the Florida Business Corporation Act, including provisions related to “control share acquisitions” and “affiliated transactions.” The control share acquisition statute generally provides that shares acquired within specified voting ranges (shares representing in excess of 20%, 33% and 50% of the Company’s outstanding voting power) will not possess voting rights unless the acquisition of the shares is approved by the Company’s Board of Directors before acquisition of the shares or the voting rights associated with the shares are approved by a majority vote of the Company’s disinterested shareholders following the acquisition of the shares. Subject to exceptions for certain transactions based on pricing or approval by a majority of disinterested directors, the affiliated transaction statute generally requires the approval of the holders of shares representing 662/3% of the Company’s outstanding voting power, other than the shares owned by an interested shareholder, to effectuate certain transactions involving the Company and an interested shareholder or an affiliate of an interested shareholder, including, among others, a merger, sale of assets or issuance of shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION.

3)	PROPOSAL TO AMEND THE COMPANY’S 2005 RESTRICTED STOCK AND OPTION PLAN

Background

In 2005, the Company’s Board of Directors and the Company’s shareholders approved the Company’s 2005 Restricted Stock and Option Plan (referred to within this section as the “Plan”), which provides for the issuance of restricted stock awards and for the grant of options to purchase shares of Class A Stock. The purpose of the Plan is to attract and retain key employees for positions of substantial responsibility at the Company, to provide additional long term incentives to the employees of the Company and its subsidiaries, as well as to other individuals who perform services for the Company and its subsidiaries, and to promote the success and profitability of the Company’s business. The Plan initially limited the total number of shares of Class A Stock available for grant under the Plan to 6,000,000 shares. During September 2007, the Company effected a one-for-five reverse stock split, pursuant to which each five shares of Class A Stock outstanding automatically converted into one share of Class A Stock, and each five shares of Class B Stock outstanding automatically converted into one share of Class A Stock. In accordance with the authority granted to it under the Plan, the Compensation Committee amended the Plan in connection with the reverse stock split to ratably decrease the number of shares of Class A Stock available for grant under the Plan in the aggregate and during any calendar year to eligible individuals. As a result, the Plan currently limits the total number of shares of Class A Stock available for grant under the Plan to 1,200,000 shares. After giving effect to the amendment relating to the reverse stock split, the Plan also limits the number of shares of restricted stock and the number of shares underlying stock options which may be granted during any calendar year to “covered employees” (as defined in Section 162(m) of the Code) of the Company to 400,000 shares and provides that no person shall be granted options under the Plan in any calendar year covering, in the aggregate, more than 60,000 shares. As of April 2, 2009, 729,861 shares of Class A Stock remained available for grant under the Plan.

Description of Proposed Amendment

In light of, among other factors, the current economic environment and the trading price of the Company’s Class A Stock, the Board of Directors has determined that the current number of shares available for grant under the Plan, both in the aggregate and to eligible individuals during any calendar year, does not afford the flexibility needed to provide competitive equity-based incentive compensation opportunities to employees of the Company. The Board of Directors believes that the ability to grant equity-based incentive compensation awards promotes the retention and recruiting of key employees and enhances the relationship between employee performance and the creation of shareholder value. Therefore, and based upon the recommendation of the Compensation Committee, the Board of Directors has approved an amendment to the Plan (referred to within this section as the “Plan Amendment”) which would increase the aggregate number of shares available for grant under the Plan to           shares as well as increase the number of shares of restricted stock and the number of shares underlying stock options which may be granted during any calendar year to covered employees of the Company and the number of shares underlying options which may be granted to any person under the Plan during any calendar year to the full amount of shares available for grant under the Plan. As a result of the Plan Amendment, the administrative committee will also have the discretion to substitute new awards for previously granted awards which have less favorable terms, including the discretion to re-price stock options, or substitute new stock options for previously granted stock options which have higher exercise prices.

The Plan also sets forth a list of performance goals which must be attained as a condition of an award recipient’s retention of shares underlying performance-based restricted stock awards and provides that no performance-based restricted stock awards may be granted after March 1, 2010 unless such performance goals are re-approved by the Company’s shareholders. Shareholder approval of the Plan Amendment will constitute shareholder re-approval of the performance goals under the Plan such that, for the remaining term of the Plan, performance-based restricted stock awards may be granted without any further shareholder approval. See Performance-Based Restricted Stock Awards below as well as Section 8.3 of the Plan attached to this Proxy Statement as Appendix B for a discussion of the performance goals under the Plan.

Description of the Plan

Other than as described above, the terms and conditions of the Plan, which were approved by the Company’s shareholders at the Company’s 2005 annual meeting, will remain unchanged and are summarized below.

Types of Awards.  The Plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock.

Administration.  The Plan is administered by an administrative committee which may consist of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee. The Compensation Committee currently serves as the administrative committee for the Plan.

Stock Subject to the Stock Incentive Plan.  The Company will at all times reserve and keep available such number of shares as may be required to meet the needs of the Plan. Any shares subject to stock awards or option grants under the Plan that expire or are terminated, forfeited or cancelled without having been exercised or vested in full, are available for further grant under the Plan.

Eligibility.  The administrative committee selects the people who will receive stock option grants and restricted stock awards under the Plan. Any employee or director of the Company or of any of the Company’s subsidiaries or parent, and any independent contractor or agent of Company, may be selected to receive restricted stock awards and stock option grants.

Restricted Stock Awards.  The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals and eligible directors. The administrative committee determines at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Class A Stock subject to the award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.

Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee exercises all voting and tender rights relating to such shares in its discretion and holds and accumulates any dividends or distributions on such shares for distribution at the same time and terms as the shares. However, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

Vesting.  All restricted stock awards are subject to a vesting schedule specified by the administrative committee at the time the award is made. If the administrative committee does not specify a vesting schedule, the award vests on the first anniversary of the grant date. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability are deemed vested. All other awards that are unvested at termination of employment are forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

Performance-Based Restricted Stock Awards.  At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, the administrative committee establishes, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. The performance goal(s) are based on one or more of the following:

•	earnings per share;

•	net income;

•	return on average equity;

•	return on average assets;

•	core earnings;

•	stock price;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals; or

•	except in the case of a covered employee, any other performance criteria established by the administrative committee.

Performance goals are established on the basis of reported earnings or cash earnings and consolidated results or results of individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals is measured over a performance measurement period specified by the administrative committee at the time the award is made.

The administrative committee determines in its discretion whether the award recipient has attained the performance goals. If the administrative committee determines that the award recipient attained the performance goals, the administrative committee certifies that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards are forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award is distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

Terms and Conditions of Stock Option Grants.  The administrative committee sets the terms and conditions of the stock options that it grants. The administrative committee may not grant a stock option with a purchase price that is less than the fair market value of a share of Class A Stock on the date it grants the stock option. In addition, the administrative committee may not grant a stock option with a term that is longer than 10 years.

The administrative committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Code and the Plan. Unless otherwise designated by the administrative committee, options granted are exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder’s termination of employment due to disability, one year after termination of employment due to death, or immediately upon termination for any other reason). The exercise period may be further extended for limited periods in the administrative committee’s discretion.

Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, Class A Stock already owned by the option holder, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, to charitable organizations or upon death of the option holder.

Mergers and Reorganizations.  The number of shares available under the Plan, the maximum limits on option grants and restricted stock awards to persons or groups of persons individually and in the aggregate, any outstanding awards and the number of shares subject to outstanding options may be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board of Directors, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.

Termination or Amendment.  The Board of Directors has the authority to suspend or terminate the Plan in whole or in part at any time by giving written notice to the administrative committee. In addition, the Board of Directors has the authority to amend or revise the Plan in whole or part at any time. However, no amendment or termination may affect any option or restricted stock award granted prior to the amendment or termination without the recipient’s consent, unless the administrative committee finds that such amendment or termination is in the best interests of the award recipient or the Company’s shareholders. Additionally, as a New York Stock Exchange listed company, the Company is required to seek shareholder approval for amendments to the Plan that are deemed material under the rules of the New York Stock Exchange.

Term of Plan.  Unless terminated sooner, the Plan will expire on March 1, 2015.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock options that may be granted under the Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Plan is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards.  Stock awards granted under the Plan do not result in federal income tax consequences to either the Company or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient is generally required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company is generally allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Plan, such dividend amounts are also included in the ordinary income of the recipient. The Company is generally allowed to claim a deduction for compensation expense for this amount as well.

In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Stock Options.  Incentive stock options do not create federal income tax consequences when they are granted. If incentive stock options are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise does not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability, or three months after termination of employment for other reasons, are treated as non-qualified stock options. Non-qualified stock options do not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, the Company is not allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.

Deduction Limits.  The Code places an annual limit of $1 million each on the tax deduction that the Company may claim in any fiscal year for the compensation of its chief executive officer and any other executive officers named in the summary compensation table for that fiscal year included in the Company’s annual proxy statement. There is an exception to this limit for “qualified performance-based compensation.” The Company designed the Plan with the intention that stock options and performance-based restricted stock awards granted under the Plan constitute qualified performance-based compensation. As a result, the Company does not believe that the $1 million limit will impair its ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the Plan. The $1 million limit would apply to future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Plan. State and local tax consequences may also be significant.

As of April 2, 2009, 10 directors and approximately 1,774 employees of the Company were eligible to be selected to receive both restricted stock awards and stock options under the Plan. However, restricted stock awards and option grants under the Plan are discretionary, and the administrative committee has not yet determined to whom and in what amount future awards will be made. As a result, no information is provided concerning future benefits to be delivered under the Plan to any individual or group of individuals.

The foregoing descriptions of the Plan Amendment and the Plan are qualified in their entirety by reference to the full text of the Plan, as proposed to be amended by the Plan Amendment, which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2005 RESTRICTED STOCK AND OPTION PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table lists all securities authorized for issuance and outstanding under the Company’s equity compensation plans at December 31, 2008:

				Number of Securities
				Remaining Available for
				Future Issuance Under
	Number of Securities to		Weighted-Average	Equity Compensation Plans
	be Issued Upon Exercise		Exercise Price of	Excluding Outstanding
Plan Category	of Outstanding Options		Outstanding Options	Options

Equity compensation plans approved by security holders	889,895		$53.68	704,726
Equity compensation plans not approved by security holders	5,723	(1)	24.46	—

Total	895,618		$53.09	704,726

(1)	During 1999, non-qualifying options for 151 shares of Class A Stock were granted to each employee of BankAtlantic, other than executive officers, under the Company’s 1999 Non-Qualifying Stock Option Plan. The options were granted with exercise prices equal to the fair value on the grant date with a ten-year term. All outstanding options under the Company’s 1999 Non-Qualifying Stock Option Plan were vested as of December 31, 2004.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s charter (available at www.bankatlanticbancorp.com) sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Company’s Board of Directors and shareholders. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 with the Company’s management and internal auditors as well as with the Company’s independent registered certified public accounting firm for 2008, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Members of the Audit Committee:

D. Keith Cobb, Chairman
Steven M. Coldren
David A. Lieberman

Fees to Independent Auditors for Fiscal 2008 and 2007

The following table presents fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for fiscal 2008 and 2007 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2008 and 2007. PwC also served as the independent registered certified public accounting firm for the Company’s controlling shareholder, BFC, for the 2008 and 2007 fiscal years. The aggregate fees for professional services rendered by PwC in connection with its audit of BFC’s consolidated financial statements and reviews of the consolidated financial statements included in BFC’s Quarterly Reports on Form 10-Q for the 2008 and 2007 fiscal years were approximately $407,000 and $716,000, respectively.

	Fiscal 2008		Fiscal 2007
	(In thousands)

Audit fees	$1,675	(a)	$1,659	(a)
Audit-related fees	77	(b)	42	(b)
Tax services	—		—
All other fees	—		—

(a)	Includes primarily fees for services related to the annual financial statement audits, the 2008 and 2007 audit of effectiveness of internal control over financial reporting, and the review of quarterly financial statements filed in the Company’s Quarterly Reports on Form 10-Q.

(b)	Represents fees related to audits of employee benefit plans and, for 2008, fees related to the Company’s Shelf Registration Statement on Form S-3, filed with the SEC during April 2008, which registered up to $100 million of the Company’s securities.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

The Audit Committee has determined that the provision of the services other than audit services, as described above, are compatible with maintaining the principal independent registered certified public accounting firm’s independence.

On March 10, 2009, the Audit Committee approved the continued engagement of PwC as the Company’s independent registered certified public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of April 2, 2009, certain information as to the Company’s Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding Class A Stock or Class B Stock as of April 2, 2009. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after April 2, 2009. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount and
		Nature of
	Name and Address of	Beneficial
Title of Class	Beneficial Owner	Ownership		Percent of Class

Class A Stock	BFC Financial Corporation 2100 W. Cypress Creek Road Ft. Lauderdale, Florida 33309	2,389,697(1	)(3)	23.30%
Class A Stock	Firefly Value Partners LP 551 Fifth Avenue, 36th Floor New York, New York 10176	599,540(2)		5.84%
Class A Stock	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	561,197		5.46%
Class B Stock	BFC Financial Corporation 2100 W. Cypress Creek Road Ft. Lauderdale, Florida 33309	975,225(1	)(3)	100.00%

(1)	BFC has sole voting and dispositive power over all shares listed. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of common stock representing approximately 74% of the total voting power of BFC. Mr. Alan B. Levan serves as Chairman and Chief Executive Officer of the Company and BFC and Chairman of BankAtlantic, and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.

(2)	As reported on Firefly Value Partners LP’s Schedule 13G filed with the SEC on February 5, 2009, Firefly Value Partners LP has shared voting and dispositive power over all such shares.

(3)	Class B Stock is convertible on a share-for-share basis into Class A Stock at any time at BFC’s discretion.

Security Ownership of Management

Listed in the table below are the outstanding securities beneficially owned as of April 2, 2009 by (i) each director as of April 2, 2009, (ii) each named executive officer and (iii) all directors and executive officers as of April 2, 2009 as a group. The address of all parties listed below is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

					Percent of	Percent of
	Class A Stock		Class B Stock		Class A	Class B
Name of Beneficial Owner	Ownership		Ownership		Stock	Stock

BFC Financial Corporation(1)	2,389,697	(10)	975,225	(10)	23.2%	100%
Alan B. Levan(1)(7)	2,606,177	(2)(3)(5)(10)	975,225	(2)(10)	25.3%	100%
John E. Abdo(1)	2,536,460	(2)(3)(5)(10)	975,225	(2)(10)	24.6%	100%
D. Keith Cobb	22,809	(4)(5)	0		*	0
Steven M. Coldren	12,592	(5)(9)	0		*	0
Lloyd B. DeVaux	67,431	(3)(5)(6)	0		*	0
Bruno L. Di Giulian	21,852	(5)	0		*	0
Mary E. Ginestra	22,684	(5)	0		*	0
Willis N. Holcombe	22,247	(5)	0		*	0
Jarett S. Levan(7)	17,326	(5)	0		*	0
David A. Lieberman	22,904	(5)	0		*	0
Valerie C. Toalson	2,075	(3)	0		*	0
Charlie C. Winningham, II	42,041	(5)	0		*	0
All directors and executive officers of the Company as of April 2, 2009 as a group (17 persons)	3,101,514	(8)(10)	975,225	(10)	29.5%	100%

*	Less than one percent of the class.

(1)	BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of common stock representing approximately 74% of the total voting power of BFC. Mr. Alan B. Levan serves as Chairman and Chief Executive Officer of the Company and BFC and Chairman of BankAtlantic, and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.

(2)	Includes, for each of Messrs. Alan B. Levan and Abdo, the 2,389,697 shares of Class A Stock and 975,225 shares of Class B Stock owned by BFC. Mr. Alan B. Levan’s Class A Stock ownership also includes 160,721 shares of Class A Stock held by various personal interests.

(3)	Includes beneficial ownership of the following units of interest in shares of Class A Stock held by the BankAtlantic 401(k) Plan: Mr. Abdo — 10,699 shares; Mr. Alan B. Levan — 2,907 shares; Mr. DeVaux — 10,367 shares; and Ms. Toalson — 75 shares.

(4)	94 shares of Class A Stock are held by Mr. Cobb’s wife, as to which Mr. Cobb does not have voting or investment power.

(5)	Includes beneficial ownership of the following number of shares of Class A Stock which may be acquired within 60 days pursuant to stock options: Mr. Abdo — 20,902 shares; Mr. Cobb — 19,539 shares; Mr. Coldren — 5,007 shares; Mr. DeVaux — 13,064; Mr. Di Giulian — 21,652 shares; Ms. Ginestra — 20,390 shares; Dr. Holcombe — 21,569 shares; Mr. Alan B. Levan — 31,352 shares; Mr. Jarett S. Levan — 13,162 shares; Mr. Lieberman — 19,568 shares; and Mr. Winningham — 19,038 shares.

(6)	Includes beneficial ownership of 11,700 shares of restricted Class A Stock held on behalf of Mr. DeVaux, as to which Mr. DeVaux has voting, but not dispositive, power.

(7)	Mr. Jarett S. Levan is the son of Mr. Alan B. Levan.

(8)	Includes beneficial ownership of 239,739 shares of Class A Stock which may be acquired by executive officers and directors within 60 days pursuant to stock options, units of interest held by executive officers in 26,555 shares of Class A Stock held by the BankAtlantic 401(k) Plan, 11,700 shares of restricted Class A Stock held on behalf of Mr. DeVaux, as to which he has voting, but not dispositive, power, 10,000 shares of restricted Class A Stock held on behalf of one executive officer which have not yet vested, and all of the shares of Class A Stock owned by BFC that may be deemed beneficially owned by Messrs. Alan B. Levan and Abdo.

(9)	Includes restricted Class A Stock granted in connection with non-employee director compensation. The restricted stock is granted in Class A Stock under the Company’s 2005 Restricted Stock and Option Plan and vests monthly over a 12-month service period commencing on July 1, 2008. Total includes 859 shares of restricted Class A Stock held by Mr. Coldren which are scheduled to vest within 60 days after April 2, 2009.

(10)	Class B Stock is convertible on a share-for-share basis into Class A Stock at any time at BFC’s discretion.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, that may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON MAY 19, 2009

This Proxy Statement (including the accompanying form of proxy card) and the Company’s Annual Report to Shareholders for the year ended December 31, 2008 are available at          .

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Company’s independent public accountants for the year ended December 31, 2008. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.   The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Jennifer Donovan, Vice President.

Advance Notice Procedures.  Under the Company’s Amended and Restated Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2010 annual meeting, between January 19 and February 18, 2010. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals for the 2010 Annual Meeting.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2010 may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, by December      , 2009.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiary, BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman
April   , 2009

Appendix A

FORM OF ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF
BANKATLANTIC BANCORP, INC.

The Restated Articles of Incorporation of BANKATLANTIC BANCORP, INC., a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, and such amendment is set forth as follows:

1. The first sentence of the first paragraph of Article III is hereby deleted in its entirety and replaced with the following:

“The aggregate number of shares of capital stock which this Corporation shall have authority to issue is      Million (          ,000,000) of which Ten Million (10,000,000) shall be preferred stock, par value $.01 per share, and of which      Million (          ,000,000) shall be common stock, par value $.01 per share, consisting of      Million (          ,000,000) shares of a class designated “Class A Common Stock” and Nine Million (9,000,000) shares of a class designated “Class B Common Stock” (the Class A Common Stock and the Class B Common Stock are sometimes hereinafter referred to collectively as the “Common Stock”).”

A-1

Appendix B

BANKATLANTIC BANCORP, INC.
2005 Restricted Stock and Option Plan

1. PURPOSES.  The purposes of this BankAtlantic Bancorp, Inc. (“Company”) 2005 Restricted Stock and Option Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company’s business. Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options,” at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).

2. DEFINITIONS.  As used herein, the following definitions shall apply:

(a) “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

(b) “Award Recipient” shall mean the recipient of a Restricted Stock Award.

(c) “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

(h) “Company” shall mean BankAtlantic Bancorp, Inc., a Florida corporation, and its successors and assigns.

(i) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee. Continuous Status as an Employee shall not be deemed terminated or interrupted by a termination of employment followed immediately by service as a non-Employee director of the Company or one or more of its Subsidiaries until a subsequent termination of all service as either a non-Employee director or an Employee.

(j) “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

(k) “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock, the fair market value per Share shall be (i) if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the relevant date, as reported in any newspaper of general circulation, or (ii) if the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the relevant date, as reported by a generally recognized reporting service.

(o) “Incentive Stock Option” shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” shall mean a stock option not intended to qualify as an Incentive Stock Option or a stock option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

(q) “Option” shall mean a stock option granted pursuant to the Plan.

(r) “Optioned Stock” shall mean the Class A Common Stock subject to an Option.

(s) “Optionee” shall mean the recipient of an Option.

(t) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

(v) “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, the performance goal(s) established pursuant to Section 8.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

(w) “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

(x) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

(y) “Restricted Stock Award” shall mean an award of Shares pursuant to Section 8.

(z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

(aa) “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent or Subsidiary; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent or Subsidiary, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent or Subsidiary; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent or Subsidiary.

(bb) “Share” shall mean a share of the Class A Common Stock, as adjusted in accordance with Section 9 of the Plan.

(cc) “Stock Option Agreement” shall mean the written option agreements described in Section 14 of the Plan.

(dd) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Transferee” shall mean a “transferee” of the Optionee as defined in Section 7.4 of the Plan.

3. STOCK.  Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options under the Plan is           Shares. During any calendar year, individuals who are Covered Employees may not be issued in the aggregate Shares covered by Restricted Stock Awards or Options in excess of the full amount of Shares available for grant under the Plan. If an Option or Restricted Stock Award should expire or become un-exercisable for any reason without having been exercised or vested in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

Subject to the provisions of Section 9 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than the full amount of Shares available for grant under the Plan. If an Option should expire, become unexercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of Shares covered by such Option shall nevertheless be treated as Options granted for purposes of the limitation in the preceding sentence.

4. ADMINISTRATION.

(a) Procedure.  The Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Company. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action and exercise any power, privilege or discretion under the Plan that would otherwise be the responsibility of the Committee.

(b) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options or to grant Restricted Stock Awards; (ii) to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock; (iii) to determine the exercise price per share of Options to be granted or consideration for Restricted Stock Awards; (iv) to determine the persons to whom, and the time or times at which, Options and Restricted Stock Awards shall be granted and the number of Shares to be represented by each Option or Restricted Stock Award; (v) to determine the vesting schedule of the Options and Restricted Stock Awards to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option or Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof if required, modify or amend each Option or Restricted Stock Award; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Committee; (xi) to substitute new Options or Restricted Stock Awards for previously granted Options or Restricted Stock Awards, as the case may be, which previously granted Options or Restricted Stock Awards contain less favorable terms, including, in the case of Options, higher exercise prices (for example, a “re-pricing”), providing that any such substitution would not result in penalties imposed by Section 409A of the Code; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of the Committee’s Decision.  All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

5. ELIGIBILITY.  Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options and Restricted Stock Awards may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Options or Restricted Stock Awards are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities), as determined by the Committee. Any person who has been granted an Option or Restricted Stock Award may, if he is otherwise eligible, be granted an additional Option or Options or Restricted Stock Award.

Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company’s or any Parent or Subsidiary’s right to terminate his employment or his provision of services at any time.

6. TERM OF PLAN.  The Plan shall continue in effect ten (10) years from the date of its adoption by the Board of Directors, unless sooner terminated under Section 11 of the Plan.

7. STOCK OPTIONS.

7.1 Term of Option.  The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.

7.2 Exercise Price And Consideration.

(a) Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

(i) In the case of an Incentive Stock Option which is

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(C) in the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b) Certain Corporate Transactions.  In the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of Fair Market Value per Option Share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

(c) Payment.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

7.3 Exercise Of Option.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee.  Subject to this Section 7.3(b), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee. Notwithstanding the foregoing, if an Employee ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, re-assignment to another member of the affiliated group of which the Company is a member or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that the Employee shall execute an agreement, in form and substance satisfactory to the Committee, waiving such Employee’s right to have such Employee’s Options treated as Incentive Stock Options from and after a date determined by the Committee which shall be no later than three months from the date on which such Employee ceases to be in Continuous Status as an Employee, and such Employee’s Options shall thereafter be treated as Nonqualified Options for all purposes.

(c) Disability of Optionee.  Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his Disability, he or any Transferee may, but only within three (3) months or such other period of time not exceeding twelve (12) months as is determined by the

Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such Disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of Disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee.  In the event of the death of an Optionee:

(i) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or (ii) within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

7.4 Transferability Of Options.  During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than 50% beneficial interest; (3) a foundation in which such persons collectively control the management of assets; (4) any other legal entity in which such persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

8. RESTRICTED STOCK AWARDS.

8.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i) the number of Shares covered by the Restricted Stock Award;

(ii) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) the date of grant of the Restricted Stock Award; and

(v) the vesting date for the Restricted Stock Award.

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BankAtlantic Bancorp, Inc. and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan, copies of which are on file at the executive offices of BankAtlantic Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

8.2 Vesting Date.

(a) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

8.3 Performance-Based Restricted Stock Awards.

(a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals the attainment of which shall be a condition of the Award Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;

(ii) net income;

(iii) return on average equity;

(iv) return on average assets;

(v) core earnings;

(vi) stock price;

(vii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals;

(viii) except in the case of a Covered Employee, any other performance criteria established by the Committee;

(ix) any combination of (i) through (viii) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined by the Committee to have been attained and certified, the Committee shall either:

(i) if the relevant vesting date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient;

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this section 8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

8.4 Dividend Rights.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

8.5 Voting Rights.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

8.6 Tender Offers.  Each Award Recipient shall have the right to respond, or to direct the response, with respect to the issued Shares related to its Restricted Stock Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

8.7 Designation of Beneficiary.  An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

8.8 Taxes.  The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Class A Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Class A Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Class A Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under the Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Class A Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options and Restricted Stock Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Covered Employee with respect to the Company or its Parent or Subsidiaries shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an Option or Restricted Stock Award.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Class A Common Stock will be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

10. TIME FOR GRANTING OPTIONS AND RESTRICTED STOCK AWARDS.  The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date on which the Committee makes the determination granting such Option or Restricted Stock Award or such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of such grant.

11. AMENDMENT AND TERMINATION OF THE PLAN.

11.1 Committee Action; Shareholders’ Approval.  Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company’s shareholders.

11.2 Effect of Amendment or Termination.  No amendment or termination or modification of the Plan shall in any manner affect any Option or Restricted Stock Award theretofore granted without the consent of the Optionee or Award Recipient, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options or Restricted Stock Awards theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of Shareholders, Optionees or Award Recipients.

12. CONDITIONS UPON ISSUANCE OF SHARES.  Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to a Restricted Stock Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of a Restricted Stock Award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, grant of a Restricted Stock Award or delivery of Shares with respect to a Restricted Stock Award, the Company may require the Person exercising such Option or acquiring such Shares or Restricted Stock Award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

13. RESERVATION OF SHARES.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

14. STOCK OPTION AGREEMENT; AWARD NOTICE.  Options shall be evidenced by written option agreements and Restricted Stock Awards shall be evidenced by Award Notices, each in such form as the Board of Directors or the Committee shall approve.

15. Intentionally omitted.

16. OTHER PROVISIONS.  The Stock Option Agreements or Award Notices authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option or vesting of the Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Option will be an incentive stock option as defined in Section 422 of the Code.

17. INDEMNIFICATION OF COMMITTEE MEMBERS.  In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

18. NO OBLIGATION TO EXERCISE OPTION.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

19. WITHHOLDINGS; TAX MATTERS.

19.1 The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

19.2 If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BankAtlantic Bancorp, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan, copies of which are on file at the executive offices of BankAtlantic Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

20. OTHER COMPENSATION PLANS.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

21. SINGULAR, PLURAL; GENDER.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

22. HEADINGS, ETC. NO PART OF PLAN.  Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

23. SEVERABILITY.  If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

Appendix C
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BANKATLANTIC BANCORP, INC.
2100 W. CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
The undersigned hereby appoints Valerie C. Toalson and Lloyd B. DeVaux, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BankAtlantic Bancorp, Inc. held of record by the undersigned on April 2, 2009 at the Annual Meeting of Shareholders to be held on May 19, 2009 and at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)
ANNUAL MEETING OF SHAREHOLDERS OF

BANKATLANTIC BANCORP, INC.

MAY 19, 2009
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE [X]

1. Election of three directors, each for a term of three years. NOMINEES: 3-YEAR TERM: John E. Abdo David A. Lieberman Charlie C. Winningham II
2. Approval of an amendment to the Company’s Restated Articles of Incorporation increasing the number of authorized shares of the Company’s Class A Common Stock from 30,000,000 shares to ___, 000,000 shares.

[ ] FOR ALL NOMINEES	[ ] FOR

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ] AGAINST
[ ] ABSTAIN
[ ] FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.	3. Approval of an amendment to the Company’s 2005 Restricted Stock and Option Plan.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

4. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                         [   ]
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder                              Date:           Signature of Shareholder                           Date:
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.